As filed with the Securities and Exchange Commission on March 11, 2009
REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933
ALTUS PHARMACEUTICALS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3573277
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)
333 Wyman Street
Waltham, MA 02451
(Address, Including Zip Code, of Principal Executive Offices)
Altus Pharmaceuticals Inc. Amended and Restated 2002 Employee, Director and Consultant Stock Plan, as
amended
Inducement Option Grant Outside of a Plan
(Full Title of the Plan)
Georges Gemayel, Ph.D.
President and Chief Executive Officer
Altus Pharmaceuticals Inc.
333 Wyman Street
Waltham, MA 02451
(781) 373-6000
(Name, Address and Telephone Number, Including Area Code, of Agent For Service)
with copies to:
Paul M. Kinsella, Esq.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
			maximum	maximum
Title of	Amount to be		offering price	aggregate	Amount of
securities to be registered	registered		per share	offering price	registration fee
Common Stock, $0.01 par value	1,150,617	(1)	$0.20 (2)	$230,123 (2)	$10.00
Common Stock, $0.01 par value	340,000	(3)	$4.07	$1,383,800	$55.00
Total	1,490,617			$1,613,923	$65.00

(1)	Represents additional shares which may be sold upon the exercise of options and the issuance of stock awards which may hereafter be granted under the Altus Pharmaceuticals Inc. Amended and Restated 2002 Employee, Director and Consultant Stock Plan, as amended (the “Plan”). The maximum number of shares which may be sold upon the exercise of options or issuance of stock awards granted under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable upon the operation of any such anti-dilution and other provisions.

(2)	This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(c) and (h) under the Securities Act. The fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on The Nasdaq Global Market as of a date (March 4, 2009) within five business days prior to filing this Registration Statement.

(3)	Represents shares of Common Stock reserved for issuance upon the exercise of inducement options (the “Inducement Grant”) granted on June 2, 2008 to Dr. Georges Gemayel in connection with his employment.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the Registrant with the Commission are incorporated herein by reference:
(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 11, 2009 (File No. 000-51711);

(2)	The Registrant’s Current Reports on Form 8-K filed on January 6, 2009, January 26, 2009 and February 26, 2009 (File No. 000-51711); and

(3)	The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on January 11, 2006 (File No. 000-51711), including any amendment or report filed for the purpose of updating such description.
All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
          Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
          Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.
          The Registrant’s restated certificate of incorporation and restated bylaws provide that each person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was one of the Registrant’s directors or officers or is or was serving at the Registrant’s request as a director, officer, employee or agent of another corporation, or of a partnership, joint venture, trust or other enterprise, shall be indemnified by the Registrant to the fullest extent authorized by the DGCL against all expense, liability and loss (including attorneys’ fees, judgments, fines or penalties and amounts paid in settlement) reasonably incurred in connection with legal proceedings. A director or officer will not receive indemnification if he or she is found not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the Registrant’s best interest.
          The Registrant carries insurance policies insuring its directors and officers against certain liabilities that they may incur in their capacity as directors and officers. In addition, the Registrant has entered into indemnification agreements with its directors and executive officers. These agreements contain presumptions and procedures designed to ensure that the indemnification and advancement rights granted to each indemnitee in these agreements will be provided on a timely basis. Each agreement provides that the Registrant’s obligations under the agreement will continue during the time the indemnitee serves the Registrant and continues thereafter so long as the indemnitee is subject to any possible proceeding by reason of the indemnitee’s service to the Registrant.

Item 7. Exemption from Registration Claimed.
Not Applicable.
Item 8. Exhibits.

Exhibit
Number	Description

(4.1)
Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended (File No. 000-51711) and incorporated herein by reference.

(4.2)	Restated By-laws of the Registrant. Filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.3)	Form of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.4)
Amended and Restated Investor Rights Agreement, dated as of May 21, 2004. Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.5)
Form of Common Stock Warrant to Cystic Fibrosis Foundation Therapeutics, Inc. Filed as Exhibit 4.9 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.6)	Form of Common Stock Warrant to SG Cowen & Co. Filed as Exhibit 4.11 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.7)
Form of Series B Preferred Stock Warrant, as amended, together with a schedule of warrant holders. Filed as Exhibit 4.12 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.8)
Form of Series C Preferred Stock Warrant, together with a schedule of warrant holders. Filed as Exhibit 4.13 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.9)
Common Stock Purchase Agreement, dated as of December 19, 2006, between the Registrant and Genentech, Inc. Filed as Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 1, 2007 (File No. 000-51711) and incorporated herein by reference.

(4.10)
Registration Rights Agreement, dated as of February 27, 2007, between the Registrant and Genentech, Inc. Filed as Exhibit 10.2 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 1, 2007 (File No. 000-51711) and incorporated herein by reference.

(4.11)
Form of Common Stock Warrant issued to Adage Capital Partners, L.P. Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-141414) and incorporated herein by reference.

Exhibit
Number	Description

(5.1)	Opinion of Ropes & Gray LLP. (Filed herewith).

(23.1)	Consent of Ropes & Gray LLP. (Contained in Exhibit 5.1).

(23.2)	Consent of Deloitte & Touche LLP. (Filed herewith).

(23.3)	Consent of Ernst & Young LLP. (Filed herewith).

(24.1)	Power of Attorney to file future amendments. (Set forth on the signature page of this Registration Statement).

(99.1)
Altus Pharmaceuticals Inc. Amended and Restated 2002 Employee, Director and Consultant Stock Plan, as amended. Filed as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended (File No. 000-51711) and incorporated herein by reference.

(99.2)
Offer Agreement between the Registrant and Georges Gemayel, Ph.D., dated May 21, 2008. Filed as Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 27, 2008 (File No. 000-51711) and incorporated herein by reference.

(99.3)	Altus Pharmaceuticals, Inc. Non-Qualified Stock Option Agreement, dated June 2, 2008. (Filed herewith).
Item 9. Undertakings.
(a)  The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Waltham, Massachusetts on March 10, 2009.

ALTUS PHARMACEUTICALS INC.
By	/s/ GEORGES GEMAYEL
Georges Gemayel, Ph.D.
Chief Executive Officer

Power Of Attorney
Each person whose signature appears below constitutes and appoints Georges Gemayel, Ph. D. and Thomas J. Phair, Jr., and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them singly, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Altus Pharmaceuticals Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting to the attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that the attorneys-in-fact and agents or any of each of them or their substitute may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGES GEMAYEL	President, Chief Executive Officer and	March 10, 2009
Georges Gemayel, Ph.D.	Director (principal executive officer)

/s/ JONATHAN I. LIEBER	Senior Vice President, Chief Financial Officer and	March 10, 2009
Jonathan I. Lieber	Treasurer (principal financial and accounting officer)

/s/ DAVID D. PENDERGAST	Chairman of the Board	March 10, 2009
David D. Pendergast, Ph.D.

/s/ MANUEL A. NAVIA	Director	March 10, 2009
Manuel A. Navia, Ph.D.

/s/ HARRY H. PENNER, JR.	Director	March 10, 2009
Harry H. Penner, Jr.

/s/ JOHN P. RICHARD	Director	March 10, 2009
John P. Richard

/s/ JONATHAN D. ROOT	Director	March 10, 2009
Jonathan D. Root, M.D.

/s/ MICHAEL S. WYZGA	Director	March 10, 2009
Michael S. Wyzga

INDEX OF EXHIBITS

Exhibit
Number	Description

(4.1)	Restated Certificate of Incorporation of the Registrant. Filed as Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended (File No. 000-51711) and incorporated herein by reference.

(4.2)	Restated By-laws of the Registrant. Filed as Exhibit 3.4 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.3)	Form of Common Stock Certificate. Filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.4)	Amended and Restated Investor Rights Agreement, dated as of May 21, 2004. Filed as Exhibit 4.3 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.5)	Form of Common Stock Warrant to Cystic Fibrosis Foundation Therapeutics, Inc. Filed as Exhibit 4.9 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.6)	Form of Common Stock Warrant to SG Cowen & Co. Filed as Exhibit 4.11 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.7)	Form of Series B Preferred Stock Warrant, as amended, together with a schedule of warrant holders. Filed as Exhibit 4.12 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.8)	Form of Series C Preferred Stock Warrant, together with a schedule of warrant holders. Filed as Exhibit 4.13 to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-129037) and incorporated herein by reference.

(4.9)	Common Stock Purchase Agreement, dated as of December 19, 2006, between the Registrant and Genentech, Inc. Filed as Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 1, 2007 (File No. 000-51711) and incorporated herein by reference.

(4.10)	Registration Rights Agreement, dated as of February 27, 2007, between the Registrant and Genentech, Inc. Filed as Exhibit 10.2 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on March 1, 2007 (File No. 000-51711) and incorporated herein by reference.

(4.11)	Form of Common Stock Warrant issued to Adage Capital Partners, L.P. Filed as Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 (File No. 333-141414) and incorporated herein by reference.

(5.1)	Opinion of Ropes & Gray LLP. (Filed herewith).

(23.1)	Consent of Ropes & Gray LLP. (Contained in Exhibit 5.1).

(23.2)	Consent of Deloitte & Touche LLP. (Filed herewith).

Exhibit
Number	Description

(23.3)	Consent of Ernst & Young LLP. (Filed herewith).

(24.1)	Power of Attorney to file future amendments. (Set forth on the signature page of this Registration Statement).

(99.1)	Altus Pharmaceuticals Inc. Amended and Restated 2002 Employee, Director and Consultant Stock Plan, as amended. Filed as Exhibit 10.4 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, as amended (File No. 000-51711) and incorporated herein by reference.

(99.2)	Offer Agreement between the Registrant and Georges Gemayel, Ph.D., dated May 21, 2008. Filed as Exhibit 10.1 to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on May 27, 2008 (File No. 000-51711) and incorporated herein by reference.

(99.3)	Altus Pharmaceuticals, Inc. Non-Qualified Stock Option Agreement, dated June 2, 2008. (Filed herewith).